UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 10, 2022 (January 10, 2022)

CRESCERA CAPITAL ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41081	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Rua Aníbal de Mendonça, 27, 2nd floor, Rio de Janeiro, RJ, Brazil	22410-050
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +55 (21) 3687-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	CREC	Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	CRECW	Nasdaq Global Market
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	CRECU	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 10, 2022, Crescera Capital Acquisition Corp. (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the holders of the Company’s units (the “Units”) may elect to separately trade the shares of Class A ordinary shares and warrants comprising the Units commencing on January 10, 2022. Those Units not separated will continue to trade on the Nasdaq Global Market under the symbol “CRECU,” and each of the Class A ordinary shares and warrants that are separated will trade on the Nasdaq Global Market under the symbols “CREC” and “CRECW,” respectively.

Item 9.01. Financial Statements and Exhibits.

(a) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
99.1	Press Release dated January 10, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2022

CRESCERA CAPITAL ACQUISITION CORP.

By:	/s/ Felipe Samuel Argalji
Felipe Samuel Argalji
Chief Executive Officer